UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A
(Amendment No. 1)

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 2, 2018

TERADATA CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-33458

Delaware	75-3236470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10000 Innovation Drive
Dayton, Ohio 45342
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 548-8348

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On June 6, 2018, Teradata Corporation (“Teradata” or the “Company”) filed a Current Report on Form 8-K disclosing the Company’s plan to consolidate certain of its operations, including transitioning its corporate headquarters to San Diego, California from its current location in Dayton, Ohio by the end of 2018.

At the time of filing the Form 8-K, the Company was unable to estimate the total amount or range of amounts of charges to be incurred in connection with the plan, nor an estimate of the amount or range of amounts of any charges that would result in future cash expenditures. This Form 8-K/A amends the June 6, 2018, Form 8-K to include an estimate of the costs the Company expects to incur in connection with the plan. Except as described below, all other information in the June 6, 2018 Form 8-K remains unchanged. Accordingly, this Form 8-K/A should be read in conjunction with the 8-K filed on June 6, 2018.

Item 2.05    Costs Associated with Exit or Disposal Activities.
The Company now estimates that it will incur costs and charges, which are substantially all cash expenditures, in the range of approximately $35 to $45 million related to the plan, consisting primarily of the following types of items:

•	$21 to $26 million for employee severance and other employee-related costs,

•	$6 to $8 million charge for facilities lease related costs, and

•	$8 to $11 million for outside service, legal and other associated costs.

The Company expects to incur these costs and charges in 2018 and 2019, with the majority of the cash expenditures in 2019. The Company expects the actions related to the plan will be completed by 2019.

Safe Harbor Statement
This Current Report on Form 8-K contains “forward-looking statements”, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this Current Report on Form 8-K which address activities, events or developments that the Company expects or anticipates will or may occur in the future, including all statements about the amount and timing of anticipated costs and charges in connection with the consolidation plan are forward-looking statements. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this Form 8-K filing, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements, including the global economic environment and business conditions in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business, including the increased pressure on price/performance for data analytics solutions and changes in customer's buying patterns; fluctuations in our operating results, including as a result of the pace and extent to which customers shift from perpetual to subscription-based licenses; our ability to realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including the impact of economic, political, and legal conditions, and foreign currency fluctuations; risks associated with data privacy, cyber-attacks and maintaining secure and effective internal information technology and control systems; the timely and successful development, production or acquisition and market acceptance of new and existing products and services; tax rates and the impact of recent tax reform legislation; turnover of workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful exploitation of new acquisition and alliance opportunities ; recurring revenue may decline or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules, including Topic ASC 606; and other factors described from time to time in Teradata's filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company's annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADATA CORPORATION

Date: August 6, 2018	By:	/s/ Mark A. Culhane
Mark A. Culhane
Executive Vice President and Chief Financial Officer